UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2021

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in Size of the Board of Directors; Appointment of Paul W. Chung to the Board of Directors; Appointment of Paul W. Chung as Chairman of the Board of Directors

Targa GP Inc., the sole member of Targa Resources GP LLC (the “General Partner”), the general partner of Targa Resources Partners LP (the “Partnership”) increased the size of the Board of Directors (the “Board”) of the General Partner from twelve members to thirteen members and appointed Mr. Paul W. Chung, age 60, to the Board to fill the newly created position, effective January 1, 2021. The Board also appointed Mr. Chung to the position of Chairman of the Board of the General Partner. In addition to his service on the General Partner’s Board, Mr. Chung will also serve on the board of directors of Targa Resources Corp. (the “Company”), effective January 1, 2021.

On January 4, 2020, the Company announced that Mr. Joe Bob Perkins, age 60, resigned from his position as Executive Chairman of the Board of the General Partner, effective December 31, 2020. Mr. Perkins will continue to serve as a member of the Board, which he joined in 2012.

There are no understandings or arrangements between Mr. Chung and any other person pursuant to which Mr. Chung was selected to serve as a director of the General Partner. Mr. Chung has served as Executive Vice President and Senior Legal Advisor of the Company and the General Partner since March 1, 2020. Mr. Chung previously served as Executive Vice President, General Counsel and Secretary of the Company since its formation in October 2005 until March 2020 and of the General Partner between October 2006 and March 2020. He also served as an officer of an affiliate of the Company during 2004 and 2005. Mr. Chung served as Executive Vice President and General Counsel of Coral Energy Holding, L.P from 1999 to April 2004; Shell Trading North America Company, a subsidiary of Shell Oil Company, from 2001 to April 2004; and Coral Energy, LLC from 1999 to 2001. In these positions, he was responsible for all legal and regulatory affairs. He served as Vice President and Assistant General Counsel of Tejas from 1996 to 1999. Prior to 1996, Mr. Chung held a number of legal positions with different companies, including the law firm of Vinson & Elkins L.L.P. There are no relationships between Mr. Chung and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2021

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer

3